Exhibit 99.(d)(3)

4985741v1 MUTUAL NON-DISCLOSURE AGREEMENT This MUTUAL NON-DISCLOSURE AGREEMENT is made and entered into as of January 24, 2025 (the “Effective Date”), between Sage Therapeutics, Inc. (“SAGE”), with offices at 55 Cambridge Parkway, Cambridge, MA, and Supernus Pharmaceuticals, Inc. (“Supernus”), with offices at 9715 Key West Avenue, Rockville, MD 20850. SAGE and Supernus may be referred to collectively in this Agreement as the “Parties”, and individually as a “Party”). 1 . Purpose. For their mutual benefit, the Parties wish to discuss a possible business relationship and, in connection with such discussions or as part of the resulting business relationship, if any, (collectively, the “Stated Purpose”) each Party may disclose or make available to the other Party certain information which the disclosing Party desires the receiving Party to treat as confidential. 2. Definition. “Confidential Information” means all information and materials of a confidential, secret or proprietary nature disclosed by or on behalf of one Party (the “disclosing Party”) to the other Party (the “receiving Party”), either directly or indirectly, in writing, orally or by inspection of tangible objects, including, without limitation, information and materials regarding technology, products, product candidates, research and development activities, results, compound designs or structures, manufacturing or other processes, methods, know-how, inventions, or other intellectual property, the existence or content of licenses, the existence, status or content of licensing or collaboration negotiations, other agreements with third parties, information regarding facilities and financial and other business information, in each case whether or not identified or marked as “confidential”, and including all documents, presentations, information, reports, materials, evaluations and copies of the receiving Party to the extent incorporating or generated from any of the foregoing information of the disclosing Party. The disclosing Party’s Confidential Information may also include information obtained by the disclosing Party from its collaborators, customers, suppliers, vendors or other third parties who have entrusted their confidential information to the disclosing Party. Confidential Information shall not, however, include any information which the receiving Party can establish by written records: (i) was publicly known and generally available in the public domain prior to the time of disclosure by the disclosing Party to the receiving Party; (ii) becomes publicly known and generally available after disclosure by the disclosing Party to the receiving Party through no action or inaction of the receiving Party or any of its employees or agents; (iii) was already in possession of the receiving Party, as evidenced by receiving Party’s contemporaneous records, immediately prior to the time of disclosure to the receiving Party by the disclosing Party; (iv) is obtained by the receiving Party from a third party who has a right to disclose such information free of any obligation of confidentiality and who is not providing such information on behalf of the disclosing Party; or (v) is independently developed by the receiving Party without use of or reference to the disclosing Party's Confidential Information and other than under an agreement with the disclosing Party. 3. Non-Use and Non-Disclosure of Confidential Information. The receiving Party agrees not to use any Confidential Information of the disclosing Party for any purpose other than the Stated Purpose or as otherwise approved in writing by the disclosing Party. The receiving Party agrees not to disclose any Confidential Information of the disclosing Party to any third party or to receiving Party's employees, except to those employees or consultants of the receiving Party who have a specific need to know such information in order to advise the receiving Party for the Stated Purpose and who are bound by written or professional obligations of confidentiality and restrictions on use at least as stringent as those set forth in this Agreement. The receiving Party

4985741v1 acknowledges that it is aware (and that its employees and representatives who have access to Confidential Information of the disclosing Party have been or will be advised) that U.S. securities laws prohibit any person or entity who has material, non-public information about a publicly-traded company (which term may apply to certain Confidential Information of the disclosing Party) from purchasing or selling securities of such company, or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to sell or purchase such securities. 4. Disclosure Required by Law. Notwithstanding anything in this Agreement to the contrary, the receiving Party may disclose Confidential Information of disclosing Party to the extent such disclosure is required by applicable law, including pursuant to subpoena or other court order, provided that the receiving Party gives the disclosing Party prompt written notice of such requirement prior to such disclosure and cooperates with the disclosing Party’s efforts to limit the scope of the information to be provided or to obtain an order protecting the information from public disclosure. 5. Maintenance of Confidentiality. The receiving Party shall take at least those measures to protect the confidentiality of the Confidential Information of the disclosing Party, and to prevent unauthorized use of such Confidential Information, as the receiving Party uses to protect its own confidential information of a similar nature, but not less than reasonable care. 6. No Obligation. Nothing in this Agreement shall obligate either Party to proceed with any transaction between them, and each Party reserves the right, in its sole discretion, to terminate the discussions contemplated by this Agreement concerning the Stated Purpose. 7. No Warranty. ALL CONFIDENTIAL INFORMATION IS PROVIDED "AS IS”. NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, TO THE OTHER PARTY REGARDING THE ACCURACY, COMPLETENESS OR PERFORMANCE OF CONFIDENTIAL INFORMATION DISCLOSED UNDER THIS AGREEMENT EXCEPT THAT IT HAS THE RIGHT TO DISCLOSE SUCH CONFIDENTIAL INFORMATION UNDER THIS AGREEMENT. 8. Return of Materials. All documents and other tangible objects containing or representing Confidential Information which have been disclosed or provided to the receiving Party by or on behalf of the disclosing Party, and all copies of such Confidential Information which are in the possession or control of the receiving Party, shall be and remain the property of the disclosing Party. The receiving Party shall, at the written request of the disclosing Party, promptly return to the disclosing Party or destroy, as directed in writing by the disclosing Party, any tangible documents and materials containing Confidential Information of the disclosing Party in the receiving Party’s possession or control, and, upon the disclosing Party’s written request, shall destroy any electronic documents in the possession or control of the receiving Party containing Confidential Information of the disclosing Party and any memoranda, notes, reports and the like generated by the receiving Party with respect to Confidential Information of the disclosing Party; provided that (i) the receiving Party may retain one copy of the disclosing Party’s Confidential Information solely for purposes of ensuring compliance with this Agreement and (ii) the receiving Party shall not be obligated to return or destroy automatically created electronic copies stored on system back-up media. 9. No Export. To the extent that the Confidential Information or other information disclosed by the disclosing Party to the receiving Party in connection with the Stated Purpose may be considered technical data that is subject to export control laws and regulations of the United States or other countries, the receiving Party hereby agrees to comply with such laws.

4985741v1 10. No Licenses. Nothing in this Agreement is intended to grant any rights or license to either Party under any patent, copyright, trade secret or other intellectual property rights of the other Party, nor shall this Agreement or the disclosure of Confidential Information be deemed to grant to the receiving Party any rights or licenses in or to the Confidential Information of the disclosing Party except as expressly set forth in this Agreement. 11. Term. This Agreement shall apply to information disclosed for the Stated Purpose during a period of two (2) years from the Effective Date, provided that either Party may terminate this Agreement prior to that time by providing thirty (30) days prior written notice of termination to the other Party. The obligations of the receiving Party under this Agreement with regard to non-disclosure and restrictions on use of Confidential Information of the disclosing Party shall survive any termination or expiration of this Agreement, and shall continue in effect for a period ending five (5) years after the date of termination or expiration of this Agreement. 12. Miscellaneous. This Agreement shall bind and inure to the benefit of the Parties hereto and their successors and permitted assignees. Neither Party may assign this Agreement without the prior written consent of the other Party. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without reference to conflict of laws principles. This document contains the entire agreement between the Parties with respect to the subject matter hereof. Any failure to enforce any provision of this Agreement shall not constitute a waiver of such provision or of any other provision. Each Party shall have, in addition to any remedies available at law, the right to seek equitable relief to enforce this Agreement without the need for a bond or to prove harm. This Agreement may not be amended, nor any obligation waived, except by a written document signed by both Parties. IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year written above. Sage Therapeutics, Inc. Supernus Pharmaceuticals, Inc. By: ___________________________ By: __________________________ NAME: NAME: Jack Khattar TITLE: TITLE: President & CEO